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                                  EXHIBIT - 11


                        COMPUTATION OF PER SHARE EARNINGS















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                      VIRAGEN (EUROPE) LTD. AND SUBSIDIARY
                EXHIBIT 11 - COMPUTATION OF LOSS PER COMMON SHARE
                                   (UNAUDITED)

                                                       Three Months Ended                 Nine Months Ended
                                                            March 31,                          March 31,
                                                     1997              1996             1997               1996
                                                     ----              ----             ----               ----
PRIMARY AND FULLY DILUTED

Weighted average shares outstanding                7,098,159          2,034,129        7,026,714          898,303
                                                 ===========      =============      ===========      ===========

Net Loss                                         $  (258,797)     $     (54,153)     $  (469,817)     $  (205,186)
                                                 ===========      =============      ===========      ===========

Net loss per common share                        $     (0.04)     $       (0.03)     $     (0.07)     $     (0.23)
                                                 ===========      =============      ===========      ===========





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